EXHIBIT 3.4


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATlON
                                       OF
                             LCI INTERNATIONAL, INC.

         LC1 International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is LCI International, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 16, 1988.

         2. The Board of Directors of the Corporation, in accordance with
Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions by unanimous consent in lieu of a meeting on 19 December, 2000 setting forth the following restatement of and amendments to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such restatement and amendments to be advisable.

         3. This Second Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Section 228, 242, and 245 of the General Corporation Law of the State of Delaware.

         4. The text of the Amended and Restated Certificate of Incorporation, as amended or supplemented heretofore, is further amended hereby and restated to read in its entirety as set forth below:

         FIRST. The name of the Corporation is LCI International, Inc.

         SECOND. The address of its registered office in the Stare of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activities for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

         FOURTH. (a) COMMON STOCK.

                     (i) The total number of shares of Common Stock that the Corporation shall have authority to issue is 115,000,000 shares of common stock, each having a par value of $0.00001 (the "Common Stock").

                     (ii) Each stockholder of record entitled to vote shall have one vote for each share of Common Stock standing in his name on the books of the Corporation, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                           SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                                      OF LCI INTERNATIONAL, INC.

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                     (iii) No stockholder of the Corporation shall have any
preemptive or similar right to subscribe for any additional shares of Common Stock, or for other securities of any class, or for rights, warrants or options to purchase Common Stock or for scrip, or for securities of any kind convertible into Common Stock or carrying stock purchase warrants or privileges.

         (b) PREFERRED STOCK. The Corporation shall have authority to issue 200 shares of preferred stock, each having a par value of $0.00001 and being issuable from time to time in one or more series (the "Preferred Stock"). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also aurhorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                     (i) Series A Preferred Stock. There is hereby created the Series A Preferred Stock, which shall have the designations, preferences, limitations and relative rights as set forth below.

                     (A) Designation and Rank. This series of Preferred Stock shall be designated and known as the "Series A Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be 100 shares. The Series A Preferred Stock, with respect to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, rank prior to the Common Stock.

                     (B) Dividends. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation which are, by law, available for such payment, cumulative dividends of 7.5% per share of Series A Preferred Stock per annum (calculated quarterly on the basis of a 360-day year), whether or not declared, payable in preference and priority to any payment of any dividend on Common Stock.

                     (ii) Liquidation Preference.

                          (A) Subject to the rights of series of Preferred Stock
which may from time to time come into existence, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation legally available for distribution with respect to each share of Series A Preferred Stock an amount equal to the sum of

                           SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                                      OF LCI INTERNATIONAL, INC.


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(x) $10,000 per share, as adjusted for any stock dividends, combinations or splits with respect to such shares (the "Series A Original Issue Price"), plus
(y) any accrued but unpaid dividends thereon, whether or not declared (such sum, the "Series A Liquidation Value"). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full Series A Liquidation Value, the hoIders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                          (B) Subject to the rights of series of Preferred Stock
which may from time to time come into existence, after payment in full of the Series A Liquidation Value, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of Common Stock.

                          (C) The value of any property not consisting of cash
which is distributed by the Corporation to the holders of the Series A Preferred Stock pursuant to paragraph (ii)(A) above or otherwise will equal the fair market value thereof. For purposes hereof, the "fair market value" of any property shall mean the fair market value thereof as determined in good faith by the Board of Directors.

                     (iii) Voting Rights. Except as otherwise required by the DGCL or other applicable law, no holder of outstanding shares of Series A Preferred Stock shall be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration.

        FIFTH. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        SIXTH. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

        SEVENTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         EIGHTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its

                           SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                                      OF LCI INTERNATIONAL, INC.


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stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  (b) (i) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (including an action by or in the right of the Corporation), by reason of the fact that he is or was serving as a director or officer of the Corporation (or is or was serving at the request of the Corporation in a similar capacity with another entity, including employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL. This indemnification will cover all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts) reasonably incurred by the director or officer in connection With a proceeding. All such indemnification shall continue as to a director or officer who has ceased to be a director or officer and shall continue to the benefit of such director's or officer's heirs, executors and administrators. Except as provided in paragraph (ii) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such director or officer only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). If the DGCL requires, an advancement of expenses incurred by a director in his capacity as a director or an officer in his capacity as an officer shall be made only upon delivery to the Corporation of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined by final judicial decision that such director or other is not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter an "undertakjng").

                      (ii) If a claim under paragraph (i) of this Article is not paid in full by the Corporation within ninety days after receipt of a written claim, the director or officer may bring suit against the Corporation to recover the unpaid amount. (In the case of a claim for advancement of expenses, the applicable period will be twenty days). If successful in any such suit, the director or officer will also be entitled to be paid the expense of prosecuting such suit. In any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that the director or officer has not met the applicable standard of conduct under the DGCL. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, it shall be entitled to recover such expenses upon a final adjudication that the director or officer has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Board of Directors of the Corporation to determine prior to the commencement of such suit that the director or officer has met the applicable standard of conduct for indemnification set forth in the DGCL, nor an actual determination by the Board of Directors of the Corporation that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable

                           SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                                      OF LCI INTERNATIONAL, INC.


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standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

                      (iii) The rights to indemnification and to the advancement of expenses conferred in this Article will not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Second Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                      (iv) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other entity against my expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under the DGCL.

                      (v) The Corporation may, if authorized by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the same extent as for directors and officers of the Corporation.

         IN WITNESS WHEREOF, LCI International, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be duly executed as of the 19th day of December, 2000.

                                                LCI INTERNATIONAL, INC.

                                                By:    /s/ Yash Rana
                                                       -------------------------
                                                Name:  Yash Rana
                                                Title: Associate General Counsel
                                                       and Assistant Secretary


                         SECOND AMENDMENT AND RESTATED ARTICLES OF INCORPORATION
                                                      OF LCI INTERNATIONAL, INC.


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